Exhibit 99.8

PLEASE READ THE TERMS AND CONDITIONS OF THIS GUARANTEE

CAREFULLY AND MAKE SURE YOU UNDERSTAND THEM.

GUARANTEE AND INDEMNITY

Dated 26 January, 2005

TO: DBS BANK (HONG KONG) LIMITED

1.	Guarantee Provision

In consideration of DBS BANK (HONG KONG) LIMITED (“Bank”, which expression shall include all the branches of the Bank in all countries and its successors and assigns) granting, continuing or affording facilities at the request of the person named in Part 1 of the Schedule (“Guarantor” which expression shall include this person’s successors and assigns) for as long as the Bank may think fit to the person named in Part 2 of the Schedule (the “Principal”), the Guarantor HEREBY AGREES and undertakes with the Bank to pay to the Bank on demand all sums of money and liabilities (collectively “Liabilities”) whether certain or contingent, now or hereafter owing or incurred to the Bank on any account whatsoever by the Principal whether as principal or guarantor or surety and whether from the Principal solely or from the Principal jointly with any other person or persons or from any firm in which the Principal may be a partner and in whatever style, name or form including, without limitation:-

(a)	in the case of the death or liquidation of the Principal, all sums which would at any time have been owing to the Bank by the Principal prior to the Bank receiving actual notice of such death or liquidation;

(b)	all money obtained from, and/or liabilities incurred to, the Bank pursuant to facilities granted by the Bank, notwithstanding that the borrowing or incurring of such liabilities or the taking up of such facilities may be invalid or in excess of the powers of the Principal or of any director, attorney, agent, partner or other person purporting to borrow or request or act on behalf of the Principal and notwithstanding any other irregularity in such borrowing or incurring such liabilities or facilities;

(c)	if by any means or for any reason this Guarantee is discontinued, sums payable under all cheques, drafts, bills, notes and negotiable instruments drawn by or for the account of the Principal on or otherwise purchased or negotiated or honoured by the Bank or the Bank’s agents and purporting to be dated on or before the date when such discontinuance becomes actually known to the Bank or the Bank’s agents although presented to or paid by the Bank or the Bank’s agents under any obligation or commitment after that date and all liabilities of the Principal owing to the Bank at such date, whether certain or contingent and whether payable forthwith or at some future time or times and also all facilities then established by the Bank for the Principal;

(d)	in all cases, money due to the Bank in respect of any facilities granted to the Principal or at its request in any country together with all interest on all such debts and facilities to the date of payment as well as commission, banking charges, discounts, legal and other costs, charges and expenses occasioned by or incidental to any other guarantee, indemnity or security held by or offered to the Bank for the same indebtedness, or occasioned by or incidental to the enforcement of any such guarantee, indemnity or security or by or to any attempt to recover or partially recover thereunder from the Principal

PROVIDED that the total amount recoverable in respect of principal liabilities from the Guarantor hereunder shall not exceed the sum specified in Part 3 of the Schedule to this Guarantee. For the avoidance of doubt, the Bank may in addition demand payment under this Guarantee of, and the Guarantor shall in addition pay, (i) all interest accrued on such principal liabilities, (ii) default interest on all outstanding liabilities at the rate that the Bank charges its customers from time to time, such interest to be calculated in accordance with the Bank’s usual practice for the time being, from the date of the same becoming due until payment (whether before or after judgment) and (iii) all costs and expenses (on a full indemnity basis) arising out of or in connection with the recovery or attempted recovery by the Bank of any liabilities, whether from the Principal, the Guarantor or any other person. For the avoidance of doubt, if Part 3 of the Schedule to this Guarantee is not completed, the Guarantor’s liability under this Guarantee shall be unlimited.

2.	Primary Liability of the Guarantor

Without prejudice to any other provision of this Guarantee, the Guarantor agrees that it shall also be liable under this Guarantee in respect of the Liabilities as a primary debtor and not merely as a guarantor or surety and as if it had indemnified the Bank in full in respect of the Liabilities. The Guarantor shall pay to the Bank on demand any amount for which it is liable under this Clause 2.

3.	Termination of this Guarantee

This Guarantee shall be a continuing guarantee. This Guarantee may however be terminated by the Guarantor by the service on the Bank of a written notice of termination. The said notice shall take effect to terminate this Guarantee upon the expiry of one month from the date of its receipt by the Bank Provided however that the Guarantor shall not be relieved of any liability with respect to any transactions entered into between the Bank and the Principal or by the Bank for the Principal or on the Principal’s behalf up to (and including) the date of expiry of the said notice whether or not the liability in respect of such transactions matures after that date.

4.	Enduring Guarantee

This Guarantee shall not be considered as satisfied by any intermediate payment or satisfaction of the whole or any part of any sum of money or liabilities owing as aforesaid but shall extend to cover any sum of money or liabilities which shall for the time being constitute the balance due from the Principal to the Bank upon any such account as hereinbefore mentioned.

5.	Guarantee is in Addition to Other Security

This Guarantee shall be in addition to and shall not be in any way prejudiced or affected by any guarantee, indemnity or security provided by any person now or hereafter held by the Bank for all or any part of the Liabilities nor shall such guarantee, indemnity or security to which the Bank may be otherwise entitled or the liability of any person or persons not parties hereto for all or any part of the Liabilities be in anywise prejudiced or affected by this Guarantee. All money received by the Bank from the Guarantor or the Principal or any person or persons liable to pay the same may be applied by the Bank to any account or item of account or to any transaction to which the same may be applicable PROVIDED ALWAYS that the Bank shall have an absolute right to elect to enforce any such guarantee, indemnity, collateral or other security.

6.	Guarantee not Affected by Indulgence etc

This Guarantee and the liability of the Guarantor under this Guarantee shall not be impaired, reduced, discharged or otherwise adversely affected in any way by reason of:

(i)	the Bank from time to time granting to the Principal, any surety for the Principal or any other person providing security for any Liabilities or otherwise any time, indulgence, concession, waiver or consent; or

(ii)	the renewing of any bills, promissory notes or other negotiable or non-negotiable instruments or securities; or

(iii)	the Bank varying, realising, releasing or abstaining from perfecting or enforcing any guarantees, indemnities, assurances, bills, notes, rights or security of any kind which the Bank may hold in respect of Liabilities, or any other rights, powers or remedies; or

(iv)	the Bank compounding with, or waiving, discharging, releasing or varying the liability of, the Principal or any other person, or concurring in accepting or varying any compromise, arrangement or settlement; or

(v)	the Bank opening any new account or closing or redesignating any other account of the Principal or renewing any existing facilities to the Principal or providing any new or additional facilities to the Principal or requiring the Principal to provide or procure any other guarantee, indemnity or security in respect of the Principal’s obligations or the obligations of any other person; or

(vi)	the Bank, by its action or failure to act, prejudicing any rights which the Guarantor may have whether against the Principal, any surety for the Principal or any other person; or

(vii)	any failure by the Bank to take any guarantee, indemnity or security; or

(viii)	the invalidity of any guarantee, indemnity, security or other right taken in respect of the Liabilities (or any provision thereof); or

(ix)	any existing or future agreement by the Bank as to the application of any facilities made or to be made to the Principal; or

(x)	the Principal or any other party thereto not being bound by the terms of any agreement by which facilities are made available by the Bank or any other security, guarantee, indemnity, power, right or remedy whether as a result of any failure to execute, or any deficiency in the execution of the same or as a result of any defect in or insufficiency or want of the necessary powers or any irregular or improper exercise thereof, whether or not known to the Bank or for any other reason; or

(xi)	any assignment by the Principal or any surety of any of its rights or obligations under any guarantee, indemnity, assurance, bill, note, right or security; or

(xii)	the death, incapacity, insolvency or liquidation of the Principal or any surety, or any arrangement or composition between the Principal or any surety and its creditors; or

(xiii)	any change in the status or composition of the Principal or any surety, whether by change of name or style or, in the case of a company, by amalgamation or reconstruction or any change in constitution (whether in the form of Memorandum and Articles of Association or otherwise) or, in the case of a firm, sole proprietorship or partnership, the introduction, retirement, removal, death or liquidation of partners (which may include the conversion of a sole proprietorship into a partnership or vice versa) so that this Guarantee shall provide assurance for the discharge of Liabilities both before or after any such change; or

(xiv)	anything done or omitted or any other circumstances which, but for this provision, might operate to exonerate the Guarantor or any other person (whether as primary debtor or as surety).

7.	No Withholding, Deductions, etc

All payment under this Guarantee shall be made without any withholding on account of any tax, duty, levy, impost, charge or fee or other cause and without any set-off, counterclaim, restriction, condition or deduction. If the Guarantor is required by law to make any deduction or withholding from any payment under this Guarantee, the Guarantor shall pay to the Bank such additional amounts as may be necessary to ensure the receipt and retention by the Bank (free form any liability in respect of such deduction or withholding) of the full amount which it would otherwise have received.

8.	Approvals, Authorities, etc

The Guarantor hereby undertakes to the Bank to obtain and maintain in full force, validity and effect all governmental and other approvals, authorities, licences and consents required in connection with this Guarantee, and to do or cause to be done all other acts and things necessary or desirable for the performance of all the obligations of the Guarantor pursuant to this Guarantee.

9.	No Security from Principal

The Guarantor warrants to the Bank that it has not taken and convenents to the Bank that it will not take from the Principal or any other person, without the prior written consent of the Bank, any form of security, guarantee or indemnity, either directly or indirectly and whether merely personal or involving a security interest on any property of the Principal or other person, in respect of the Guarantor’s liabilities under this Guarantee. Any such security, guarantee or indemnity taken without the Bank’s consent shall be held on trust for the Bank as security for the discharge of the Liabilities and shall be deposited with the Bank. If the Guarantor defaults in so depositing any such security, guarantee or indemnity with the Bank the maximum amount for which it shall be liable under this Guarantee, if any limit applies as provided in Part 3 of the Schedule, shall be increased by the amount by which any dividend in the bankruptcy or liquidation of the Principal or otherwise payable by the Principal to the Bank is thereby diminished.

10.	No Claims against Principal

The Guarantor agrees not to (a) exercise any rights of set-off, contribution or indemnity or any right to demand or accept repayment of, or payment of interest on, any loans or advances now or in the future due to it from the Principal against the Principal, (b) claim any right of subrogation in respect of any guarantee, indemnity or security held by the Bank in respect of the Liabilities unless the Liabilities shall have been paid and discharged in full or (c) prove otherwise in competition with the Bank in respect of any payment by it under this Guarantee; except that the Guarantor may (and shall if so required by the Bank) prove in any liquidation or participate in any competition with creditors of the Principal or any other person for claims against the Principal or such person on condition that the benefit of such claims is held upon trust to pay amounts recovered thereunder to the Bank until the Liabilities shall have been discharged in full.

11.	Suspense Account

Any money received under this Guarantee may be placed and kept to the credit of a suspense account for so long as the Bank thinks fit, without any obligation in the meantime to apply the same or any part thereof in or towards discharge or any Liabilities. Notwithstanding any such payment, in the event of any proceedings in or analogous to liquidation, composition or arrangement, the Bank may prove for and agree to accept any dividend or composition in respect of the whole or any part of the Liabilities in the same manner as if this Guarantee had not been given.

12.	Foreign Exchange

With respect to any Liabilities payable in a foreign currency or in any foreign country, the Guarantor shall be obliged to pay to the Bank the relevant unpaid Liabilities in the same foreign currency and place in which the same are payable or, at the election and at the request of the Bank, the Guarantor shall be obliged to pay to the Bank at its Hong Kong Office, the equivalent thereof in Hong Kong currency computed at the current selling rate of the Bank, on the date the relevant Liabilities became due, for cable transfers of such foreign currency to the place where the same are payable. The Guarantor shall indemnify the Bank against, and pay to the Bank on demand the amount of, any loss incurred by it arising from any change in the value in Hong Kong currency of such foreign currency between the date the relevant Liabilities became due and the date of payment thereof. The term “foreign currency” shall be deemed in this Guarantee to refer to that type of such currency which under applicable laws and regulations may be used to pay and discharge any relevant Liabilities. If on the date of relevant Liabilities became due no selling rate is quoted by the Bank for cable transfers of such foreign currency to the place where the same are payable or if at any time the Bank is unable due to interruption of any communications between Hong Kong and any foreign office at which the records of the relevant Liabilities are maintained or to legal restrictions, acts of war, insurrection or civil uprising at the location of such foreign office, to establish the amount of the relevant Liabilities, the Bank may estimate the equivalent in Hong Kong currency at the amount of the relevant liabilities on the basis of the last statement or statements received by the Bank from such foreign office and the last quoted selling rate for cable transfers of such foreign currency to the place where the same are payable and the Guarantor shall be obliged, on demand, to furnish such security or additional money (as the case may be) or to make such payments on account or its liabilities under this Guarantee as the Bank shall request. The Bank will hold such additional security or money as security for the Guarantor’s obligations under this Guarantee and the Guarantor shall remain liable for all Liabilities when ultimately determined.

13.	Release Conditional on No Avoidance etc

Any release, settlement or discharge between the Guarantor and the Bank shall be conditional upon no security, disposition or payment to the Bank in respect of the Liabilities being avoided or set aside or ordered to be surrendered, paid away, refunded or reduced by virtue of any law relating to liquidation, insolvency, composition or arrangement for the time being in force or for any other reason whatsoever. The Bank shall be entitled to retain any security and recover from the Guarantor or any other relevant person the value which the Bank placed upon such security or disposition or the amount of such payment as if such release, settlement or discharge had not occurred until the expiration of the period or periods under such provisions or enactments within which such payment or security could be avoided or reduced and if within such period the payment or security is avoided or reduced the Bank shall be entitled to retain the Guarantee or any part thereof for and during such further period as the Bank in its entire discretion shall determine.

14.	Ruling Off of Account

If this Guarantee ceases from any cause whatsoever to be binding as a continuing guarantee on the Guarantor, the Bank shall be at liberty without thereby affecting its rights hereunder to open a fresh account or accounts and to continue any then existing account with the Principal and no money paid from time to time into any such account or accounts by or on behalf of the Principal and subsequently drawn out by the Principal shall on settlement of any claim in respect of this Guarantee be appropriated towards or have the effect of payment of any part of the money due from the Principal at the time of this Guarantee ceasing to be so binding as a continuing guarantee or of the interest thereon unless the person or persons paying in the money shall at the time in writing direct the Bank specially to appropriate it to that purpose.

15.	Lien

(a)	In addition to any other right which it may have at law, the Bank shall be entitled to retain and not repay any amount whatsoever which is or may hereafter be owing from it to the Guarantor or any money whatsoever which it may hold, now or hereafter, for the account of the Guarantor, whether on current, savings or deposit account and regardless of the currency thereof, unless and until all Liabilities shall have been discharged in full.

(b)	Without limiting any general or banker’s lien, right of set-off or other right to which the Bank may be entitled, the Bank may at any time otherwise, without notice to the Guarantor, whether or not the Bank has made a demand under this Guarantee or the Liabilities have become due, combine, consolidate or merge all or any of the Guarantor’s accounts with it and the Liabilities and may set-off or transfer any sums held for the Guarantor or standing to the credit of any such accounts (whether subject to notice or not and whether matured or not) in or towards satisfaction of the Liabilities, notwithstanding that the sums held for the Guarantor or the balances on such accounts and the Liabilities may be at different branches in different jurisdictions and may not be expressed in the same currency. The Bank is hereby authorised to effect any necessary conversions at its own rate of exchange then prevailing for the foregoing purposes.

16.	No Waiver

Any forbearance or delay by the Bank in exercising any right or remedy shall not be deemed to be a waiver of such right or remedy, and any single or partial exercise of any right or remedy shall not preclude the further exercise thereof. No course of dealing between the Guarantor and the Bank nor any waiver in any one or more instances shall be deemed a waiver in any other instance. Each of the Bank’s rights and remedies shall continue in full force and effect until such rights or remedies are specifically amended or waived by an instrument in writing executed by the Bank.

17.	Invalidity

Any provision in this Guarantee which is invalid for any reason in any jurisdiction shall be ineffective only to the extent of such invalidity and shall not affect the validity of the remaining provisions hereof or the validity of such provision in any other jurisdiction.

18.	Data Policy

The Guarantor agrees that the applicable Data Policies, notices and other communications to customers concerning their data from time to time issued by the Bank (a member of the DBS Group) shall apply. A copy is available on request at any Bank branch or from its website. The Guarantor agrees that all information in any application, or that is obtained from any other sources or that arises from the Guarantor’s relationship with the Bank (or any other DBS Group Company) (“data”) will be subject to such policies/or other communications (as may be varied from time to time). The Guarantor agrees in particular that:

(i)	the Bank may verify, provide and collect information about the Guarantor from other organisations, institutions or other persons;

(ii)	the Bank may transfer data outside Hong Kong including to Singapore; and

(iii)	the Bank may compare any data obtained with the Guarantor’s data, and use the results for taking of any actions including actions that may be adverse to the Guarantor’s interest (including declining any application).

19.	Continuing-Validity

Without prejudice to any other provision of this Guarantee, notwithstanding that the Principal is a committee or association or other unincorporated body (as the case may be) which has no legal existence or which is under no legal liability to discharge obligations undertaken or purported to be undertaken by it or on its behalf, this Guarantee shall be valid and binding on the Guarantor and have effect as though the Guarantor was the principal debtor and the Guarantor acknowledges that the Bank accepts the Principal as such at the Guarantor’s request.

20.	Partnership Dissolution

Without prejudice to any other provision of this Guarantee, if any firm whose account is hereby guaranteed is dissolved, this Guarantee shall apply to all money borrowed and liabilities and credits incurred in the firm’s name until the Bank shall receive actual notice of such dissolution. If however the dissolution be by reason only of the introduction of a further partner or partners into the firm this Guarantee shall continue and, in addition to the debts and liabilities and credits due by the old firm, shall apply to all money and liabilities and credits due or incurred to the Bank from or by the new firm(s) thereby constituted as though there had been no change in the firm as previously constituted.

21.	Bank Amalgamation etc

This Guarantee shall operate for the benefit of the Bank and its successors and assignees, notwithstanding any change by way of amalgamation, consolidation merger or otherwise in the constitution of the Bank or any such successor or assignee. The Bank may assign or otherwise transfer and/or any of its rights and interests under this Guarantee.

22.	Notices

Any notice or demand by the Bank shall be deemed to have been validly given if addressed to the Guarantor at such address as may be notified to the Bank in writing by the Guarantor or appear in the Bank’s records as the Guarantor’s last known address. Any notice delivered personally shall be deemed to have been given at time of delivery. Any notice despatched by letter postage prepaid shall be deemed to have been given immediately after posting. Any notice sent by telex with answer back or by facsimile shall be deemed to have been given at the time of transmission.

23.	Interpretation

Where appropriate in this Guarantee:

(i)	the use of the masculine gender shall also include the feminine or neuter and the use of the neuter gender shall also include the masculine or feminine;

(ii)	headings are included for ease of reference only and shall have no legal effect;

(iii)	the use of the singular shall include the plural and vice versa;

(iv)	the expression “person” shall mean and include a company, society, corporation, firm, partnership, joint venture, trust, state, agency of a state, or an individual and in the case of an individual his or her executors, administrators, committee, receiver or other person lawfully acting on behalf of every such person;

(v)	the expression “this Guarantee” shall mean this Guarantee and indemnity and shall be construed as including and extending to any separate or independent stipulation or agreement herein contained and any supplement or amendment hereto;

(vi)	“facility” means all types of banking and credit facility and accommodation provided by the Bank including, without limitation, loans, advances, overdrafts, credits, guarantees, confirmations, hire purchase arrangements and financial, equipment, motor vehicle and other leases;

(vii)	“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China;

(viii)	“liquidation” means bankruptcy, winding up, liquidation, supervision, administration or any analogous proceedings in respect of any person (as the case may be);

(ix)	references to the “Schedule” are to the Schedule annexed hereto;

(x)	“security” includes any mortgage, charge, pledge, lien or other encumbrance or security interest;

(xi)	where this Guarantee is given for more than one person the expression “Principal” shall be construed as referring to them collectively and individually;

(xii)	if signed by a firm or partnership, the expression “ the Guarantor” shall include the person or persons from time to time carrying on business in the name of such firm or partnership; and

(xiii)	references to any laws, Ordinances, rules or regulations will, as required, be deemed also to include any amendment, re-enactment, consolidation, replacement and/or successor thereof.

24.	Bank Certificate

A certificate by an officer of the Bank as to any Liabilities for the time being due, any interest or exchange rate or any other matter shall be conclusive evidence in any legal proceedings against the Guarantor unless (i) the Bank failed to exercise reasonable skill and care in respect of any such statement or certificate or (ii) any such statement or certificate was generated by the wilful default or forgery or gross negligence of the Bank or any of its employees, agents or servants.

25.	Law

(a)	This Guarantee shall be governed by and construed in accordance with the laws of Hong Kong and the Guarantor hereby irrevocably submits to the jurisdiction of the Hong Kong courts, provided that such jurisdiction, at the sole option of the Bank, shall not be exclusive. The Guarantor agrees that any writ, summons, order, judgment or other document shall be deemed duty and sufficient served if addressed to the Guarantor and left at, or sent by post to the address in Hong Kong of the Guarantors last known to the Bank.

(b)	The Guarantor hereby irrevocably appoints the person named in Part 4 of the Schedule (“Process Agent”) to be its agent to accept service of any legal process in Hong Kong in connection with this Guarantee. The Guarantor agrees that any writ, summons, order, judgment or other document issued in connection with the Liabilities shall be deemed duly and sufficiently served on it if addressed to the Process Agent and left at, or sent by post (postage prepaid) to, its address. The foregoing shall not limit the rights of the Bank to serve process on the Guarantor in any manner permitted by law in any jurisdiction.

26.	Joint Guarantors

If this Guarantee is signed by more than one person or is signed by one person for himself and on behalf of others (whether a partnership or otherwise).

(a)	the expression “Guarantor” shall include each such person (a “Joint Guarantor”) and the liability of Joint Guarantors under this Guarantee shall be joint and several;

(b)	any demand for payment on any one or more of the Joint Guarantors shall be treated as a valid demand on all Joint Guarantors;

(c)	the Bank may release or discharge any one or more of the Joint Guarantors from liability under this Guarantee or compound with, accept compositions from or make any other arrangement with any of such persons without, in consequence, releasing or discharging or otherwise prejudicing or affecting its rights and remedies against any other Joint Guarantor;

(d)	this Guarantee shall not be affected by the death, incapacity or liquidation of any Joint Guarantor;

(e)	termination of this Guarantee pursuant to Clause 3 by any one or more of the Joint Guarantors or his or their personal representatives shall not affect the continuing liability of the other Joint Guarantors (and Clause 3 shall be construed accordingly);

(f)	the fact that any Joint Guarantor is not bound by the provisions of this Guarantee (for whatever reason) shall not discharge the other Joint Guarantors who shall be and continue to be bound by this Guarantee; and

(g)	until the Liabilities have been paid in full to the Bank, no Joint Guarantor will, without the prior written consent of the Bank, exercise or claim any rights available to it against any other Joint Guarantor.

27.	Ownership of Document

This Guarantee is and will remain the property of the Bank notwithstanding the payment in full of any claim or claims of the Bank hereunder.

28.	Chinese Translation

The Guarantor agrees that the Chinese translation of this Guarantee is provided for reference only and shall not apply for construing this Guarantee. The English version shall prevail for all purposes.

SCHEDULE

Part 1

Guarantor

Name:	E2-Capital (Holdings) Limited

Address:	43/F., Jardine House, One Connaught Place, Central, Hong Kong

Facsimile:	852-2533 5660

Telex (if any):

(Individuals): ID Card No.:

Part 2

Principal

Name:	A-Max Technology Company Limited

Part 3

Limit (if applicable)

(complete in words and figures if this Part is not completed, the Guarantor’s liability to the Bank under this Guarantee shall be unlimited)

Hong Kong Dollars Sixteen Million One Hundred Thousand Only (HKD16,100,000.)

Part 4

Process Agent

Name:

Address (in Hong Kong):

Facsimile:

Telex (if any):

This Guarantee has been executed by the Guarantor as a deed

This Guarantee is an important legal document. Before signing, you should read it carefully and if necessary seek independent legal advice to make sure you understand your commitment and the full consequences of signing. If you sign this document, you will be liable together with or in place of the Principal for the Principal’s obligations to the Bank. You should only sign this document if you agree to be legally bound by its terms.

Individual Signatory

Signed Sealed and Delivered by

__________________________________________________ (Name of Signatory in Block Letters)	__________________________________________________ (Signature)

I.D. Card No. (or equivalent) of Signatory: ___________________________

in the presence of: Name of Witness: ___________________________________	__________________________________________________
(Signature of Witness)

Occupation of Witness: ______________________________

Signed Sealed and Delivered by

__________________________________________________ (Name of Signatory in Block Letters)	__________________________________________________ (Signature)

I.D. Card No.
(or equivalent) of Signatory: ___________________________

in the presence of: Name of Witness: ___________________________________	__________________________________________________
(Signature of Witness)

Occupation of Witness:______________________________

Signed Sealed and Delivered by

__________________________________________________ (Name of Signatory in Block Letters)	__________________________________________________ (Signature)

I.D. Card No.
(or equivalent) of Signatory: ___________________________

in the presence of: Name of Witness: ___________________________________	__________________________________________________
(Signature of Witness)

Occupation of Witness:______________________________

Signed Sealed and Delivered by

__________________________________________________ (Name of Signatory in Block Letters)	__________________________________________________ (Signature)

I.D. Card No.
(or equivalent) of Signatory: ___________________________

in the presence of: Name of Witness: ___________________________________	__________________________________________________
(Signature of Witness)

Occupation of Witness:______________________________

6

This Guarantee is an important legal document. Before signing, you should read it carefully and if necessary seek independent legal advice to make sure you understand your commitment and the full consequences of signing. If you sign this document, you will be liable together with or in place of the Principal for the Principal’s obligations to the Bank. You should only sign this document if you agree to be legally bound by its terms.

Individual Signatory

Signed Sealed and Delivered by

__________________________________________________ (Name of Signatory in Block Letters)	__________________________________________________ (Signature)

I.D. Card No. (or equivalent) of Signatory: ___________________________

in the presence of: Name of Witness: ___________________________________	__________________________________________________
(Signature of Witness)

Occupation of Witness: ______________________________

Signed Sealed and Delivered by

__________________________________________________ (Name of Signatory in Block Letters)	__________________________________________________ (Signature)

I.D. Card No.
(or equivalent) of Signatory: ___________________________

in the presence of: Name of Witness: ___________________________________	__________________________________________________
(Signature of Witness)

Occupation of Witness:______________________________

Signed Sealed and Delivered by

__________________________________________________ (Name of Signatory in Block Letters)	__________________________________________________ (Signature)

I.D. Card No.
(or equivalent) of Signatory: ___________________________

in the presence of: Name of Witness: ___________________________________	__________________________________________________
(Signature of Witness)

Occupation of Witness:______________________________

Signed Sealed and Delivered by

__________________________________________________ (Name of Signatory in Block Letters)	__________________________________________________ (Signature)

I.D. Card No.
(or equivalent) of Signatory: ___________________________

in the presence of: Name of Witness: ___________________________________	__________________________________________________
(Signature of Witness)

Occupation of Witness:______________________________

7

[OR]

This Guarantee is an important legal document. Before signing, you should read it carefully and if necessary seek independent legal advice to make sure you understand your commitment and the full consequences of signing. If you sign this document, you will be liable together with or in place of the Principal for the Principal’s obligations to the Bank. You should only sign this document if you agree to be legally bound by its terms.

Corporate Signatory

The Common Seal of	)
)
E2-CAPITAL (HOLDINGS) LIMITED	)	[SEAL]
)
was affixed hereto in the presence of:	)

/s/ Fung Ka Pun		/s/ Wong Sin Just
Director/~~Authorised Signatory~~		Director/~~Secretary/Authorised Signatory~~

Name:	FUNG Ka Pun	Name:	WONG Sin Just

/s/ Wong Sin Just

To: DBS Bank (Hong Kong) Limited	Date: 26 January, 2005

Dear Sirs,

We refer to the banking facilities made or to be made available by DBS Bank (Hong Kong) Limited (“the Bank”) to A-Max Technology Company Limited (“the Borrower”).

In consideration of the Bank providing or continuing banking facilities or other accommodation or services to the Borrower for so long as the Bank may think fit, and as a continuing security for the payment and discharge to the Bank on demand of all moneys, obligations and liabilities, whether actual or contingent, now or at any time hereafter due, owing or incurred by the Borrower to the Bank, we hereby undertake that we shall maintain our total liabilities to net worth at no more than 1 time at all times.

This letter of undertaking shall be governed by and construed in accordance with the laws of Hong Kong Special Administrative Region and we hereby irrevocably submit to the non-exclusive jurisdiction of the Hong Kong courts.

Yours faithfully

For and on behalf of

E2-Capital (Holdings) Limited

/s/ WONG Sin Just

Authorised Signature(s)

signed by WONG Sin Just
Director
duly authorised for and on behalf of
E2-Capital (Holdings) Limited